                                                                    Exhibit 3.97

                                   CERTIFICATE

                                 STATE OF OREGON
                        OFFICE OF THE SECRETARY OF STATE
                              Corporation Division

I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of
said State, do hereby certify:

                        L-3 COMMUNICATIONS AEROMET, INC.
                                       was
                                  incorporated
                                under the Oregon
                            Business Corporation Act
                                       on
                                   May 2, 1986
           and is active on the records of the Corporation Division as of the date of this certificate.

[STATE OF OREGON 1859 SEAL]             In Testimony Whereof, I have hereunto
                                        set my hand and affixed hereto the Seal
                                        of the State of Oregon.

                                        BILL BRADBURY, Secretary of State

                                        By: /s/ Marilyn R. Smith
                                            ------------------------------------
                                            Marilyn R. Smith
                                            December 15, 2003

                                   CERTIFICATE

                                 STATE OF OREGON
                        OFFICE OF THE SECRETARY OF STATE
                              Corporation Division

I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of
said State, do hereby certify:

                      That the attached Document File for:

                        L-3 COMMUNICATIONS AEROMET, INC.

                    is a true copy of the original documents
                     that have been filed with this office.

[STATE OF OREGON 1859 SEAL]             In Testimony Whereof, I have hereunto
                                        set my hand and affixed hereto the Seal
                                        of the State of Oregon.

                                        BILL BRADBURY, Secretary of State

                                        By: /s/ Marilyn R. Smith
                                            ------------------------------------
                                            Marilyn R. Smith
                                            December 15, 2003

                            ARTICLES OF INCORPORATION

                                       OF

                        WESTERN AIRCRAFT INVESTORS, INC.

         The undersigned natural person of the age of eighteen (18) years or more, acting as an Incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

                                   ARTICLE I

         The name of this corporation is WESTERN AIRCRAFT INVESTORS, INC.

                                   ARTICLE II

         The purposes for which the corporation is organized are to engage in any lawful activities for which corporations may be organized under ORS Chapter
57.

                                  ARTICLE III

         1. The aggregate number of shares which the corporation Shall have authority to issue is five hundred (500) shares with no par value.

         2. Shareholders shall have a pre-emptive right to acquire only unissued shares, or securities convertible into or carrying a right to subscribe to or acquire such shares, to the extent provided by statute.

         3. Each Shareholder shall have one vote for each voting share held of record on all matters submitted for Shareholder approval. No shareholder shall be entitled to cumulate his votes for election of Directors.

         4. At any meeting of the Shareholders, the holders of a majority of all the outstanding voting shares of the capital stock of this corporation, present in person or represented by proxy, shall constitute a quorum of the Shareholders for all purposes.

                                   ARTICLE IV

         The address of the initial registered office of the corporation is 2300
First Interstate Bank Tower, 1300 S.W. Fifth Avenue, Portland, Oregon and the
name of its initial registered agent at such address is William R. Miller, Jr.

                                   ARTICLE V

         1. The number of Directors of the corporation shall be fixed by the
By-Laws of this corporation. The number of Directors constituting the initial
Board of Directors of the corporation is two (2). The names and addresses of the persons who are to serve as Directors

until the first annual meeting of Shareholders or until their successors are elected and qualified are:

           Name                        Address
           ----                        -------
           D. Ray Booker               1020 North Juniper
                                       Jenks, Oklahoma 74037

           Earlene Booker              1020 North Juniper
                                       Jenks, Oklahoma 74037

         2. Vacancies in the Board of Directors by reason of death, resignation, an increase in the number of Directors, or other cause, prior to the expiration of the natural term, shall be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum. All other requirements for filling such vacancies shall be established by the By-Laws of this corporation.

         3. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

                                   ARTICLE VI

         Contracts or transactions of the corporation with an interested
Director or Officer shall be valid provided that the interest of -the Director or Officer is disclosed, but such interest shall not require him to bear any loss accruing to the corporation which might arise therefrom. The presence of such interested Director shall count toward a quorum and he may vote in favor of the transaction.

                                  ARTICLE VII

         The name and address of the incorporator is:

         Name                            Address
         ----                            -------
         William R. Miller, Jr.          2300 First Interstate Bank Tower
                                         1300 S.W. Fifth Avenue
                                         Portland, Oregon 97201

                                  ARTICLE VIII

         Address where Division may mail notices:

         Name                             Address
         ----                             -------
         William R. Miller, Jr.           2300 First Interstate Bank Tower
                                          1300 S.W. Fifth Avenue
                                          Portland, Oregon 97201

                                       2

                                   ARTICLE IX

         Person to contact about this filing:

         Name                             Telephone Number
         ----                             ----------------
         William R. Miller, Jr.           (503) 241-2300

         I, the undersigned Incorporator, declare under penalties of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct and complete.

         Dated this 2nd day of May, 1986.

                                       /s/ William R. Miller, Jr.
                                       ----------------------------------------
                                       William R. Miller, Jr., Incorporator

                                       3

                                 STATE OF OREGON
                              CORPORATION DIVISION
                                 158 12TH ST. NE
                                 SALEM, OR 97310

DAVIS WRIGHT TREMAINE                                          NOVEMBER 16, 1993
ATTN:  BARBARA HAND
2300 FIRST INTERSTATE TOWER
PORTLAND OR 97201

ACTION:                    REINSTATEMENT
ENTITY TYPE:               DOMESTIC BUSINESS                           (831,115)
REGISTRY #:                031744-89
RE:                        WESTERN AIRCRAFT INVESTORS, INC.

Please complete and return this letter and any enclosed documents so that we can file the requested reinstatement.

Please submit $155.00 to cover the fees for the requested reinstatement.

The above entity hereby requests to be active on the records of the Corporation
Division. The effective date of administrative dissolution is 6-24-88.

         The reason(s) for administrative dissolution has been eliminated or did not exist.

         By: /s/ D. Ray Booker                            Date:  Jan. 4, 1994
            -------------------------------------                ------------
                  (Authorized Signature)

PLEASE RETURN THIS LETTER AND ALL DOCUMENTS WITH YOUR RESPONSE AS SOON AS
POSSIBLE. IF WE DO NOT HEAR FROM YOU IN 45 DAYS, YOUR ACTION WILL NOT BE
COMPLETED.

Document Review/Data Entry
Corporation Division

(503) 378-4901, 378-4743

ENC:  Duplicate Annual Report

                                                            CKS
                                                            NONOTH-814200-06-87

 Registry Number:                                  Corporation Division
                                                   Business Registry
                                                   158 12th Street NE
 031 744-89                                        Salem, OR 97310-0210
 ------------------                                (503) 378-4168

                       RESTATED ARTICLES OF INCORPORATION
                              BUSINESS CORPORATION

1.       Name of the corporation prior to amendment: WESTERN AIRCRAFT INVESTORS,
         INC.

2.       New name of the corporation (if changed): WESTERN AIRCRAFT
         TECHNOLOGIES, INC.

3.       A COPY OF THE RESTATED ARTICLES IS ATTACHED.

4.       Check the appropriate statement(s):

[ ]      The restated articles contain amendments WHICH DO NOT REQUIRE
         SHAREHOLDER APPROVAL. These amendments were duly adopted by the board of directors.

[X]      The restated articles contain amendments WHICH REQUIRE SHAREHOLDER
         APPROVAL. The date of adoption of the restated articles was May 25,
         1994, which is the date of adoption of amendments included in the restated articles. The vote of the shareholders was as follows:

----------------------------------------------------------------------------------------------------------------------
 Class or series of         Number of shares        Number of votes     Number of votes cast   Number of votes cast
        shares                outstanding         entitled to be cast            for                  against
----------------------------------------------------------------------------------------------------------------------

       Common                     500                     500                    500                     0

----------------------------------------------------------------------------------------------------------------------

5.       Other provisions, if applicable:

Execution: /s/ D. Ray Booker              D. Ray Booker                 Director
           ---------------------------------------------------------------------
           Signature                      Printed name                  Title

Person to contact about this filing: William R. Miller, Jr.  (503) 241-2300
                                     -------------------------------------------
                                     Name                   Daytime phone number

MAKES CHECKS PAYABLE TO THE CORPORATION DIVISION. SUBMIT THE COMPLETED FORM AND
FEE TO: CORPORATION DIVISION, BUSINESS REGISTRY, 158 12TH STREET NE, SALEM,
OREGON 97310-0210.

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       WESTERN AIRCRAFT TECHNOLOGIES, INC.

         The aforesigned Director hereby adopts the following Restated Articles of Incorporation under the Oregon Business Corporation Act (the Act):

                                   ARTICLE I

         The name of this corporation is Western Aircraft Technologies, Inc. and its duration shall be perpetual.

                                   ARTICLE II

         The purposes for which the corporation is to engage in any other lawful activities for which corporations may be organized under the Act.

                                  ARTICLE III

         1. The aggregate number of shares which the corporation shall have authority to issue is Five Hundred (500) common voting shares with no par value.

         2. Shareholders shall have pre-emptive rights to acquire shares to the extent provided by the Act.

         3. No Shareholder shall be entitled to cumulate his votes for election of Directors.

         4. At any meeting of the Shareholders, the holders of a majority of all the outstanding voting shares of the capital stock of this corporation, present in person or represented by proxy, shall constitute a quorum of the Shareholders for all purposes.

         5. The corporation shall have the right to purchase its own shares as provided by the Act.

                                   ARTICLE IV

         1. The number of Directors of the corporation shall be fixed by the
Bylaws of this corporation. The number of Directors constituting the present
Board of Directors of the corporation is one.

         2. __________________________________________________________________
the remaining Directors even though less than a quorum. All other requirements for filling such vacancies shall be established by the Bylaws of this corporation.

         3. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

                                   ARTICLE V

         Contracts or transactions of the corporation with an interested
Director or Officer shall be valid as provided by the Act. The presence of such interested Director shall count toward a quorum and he may vote in favor of the transaction.

                                   ARTICLE VI

         1. The Corporation shall indemnify, to the fullest extent provided in the Act, any Director or Officer who was or is a party or is threatened to be made a party to any proceeding by reason of or arising from the fact that he is or was a Director or Officer of the Corporation. The determination and authorization of indemnification shall be made as provided in the Act.

         2. The Corporation shall pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding in advance of final disposition of the proceeding as provided in the Act.

         3. The indemnification referred to in the various sections of this
Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the Shareholders or Board of Directors or otherwise.

                                  ARTICLE VII

         The liability of the Directors of the Corporation for monetary damages for conduct as a director shall be eliminated to the fullest extent permissible under the Act, except that this provision shall not eliminate or limit the liability of a director for:

         a. Any breach of the director's duty of loyalty to the corporation or its stockholders;

         b. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         c. Any unlawful distribution under ORS 60.367; or

         d. Any transaction from which the director derives an improper personal benefit.

                                       2

                      ARTICLES OF AMENDMENT BY SHAREHOLDERS
                             AND BOARD OF DIRECTORS

                                       OF

                       WESTERN AIRCRAFT TECHNOLOGIES, INC.

FILING FEE:  $10.00

1.       The name of the corporation prior to amendment is Western Aircraft
         Technologies, Inc.

2.       Article I shall be amended to read:

                  The name of this corporation is Aeromet, Inc.

3.       The amendment was adopted on July 25, 1994.

4.       Shareholder action was required to adopt the amendment. The shareholder vote was as follows:

-------------------------------------------------------------------------------------------------------------------------------
  Class or Series of          Number of Shares     Number of Votes Entitled                            Number of Votes Cast
         Shares                  Outstanding              to be Cast        Number of Votes Cast For          Against
-------------------------------------------------------------------------------------------------------------------------------

        Common                       500                      500                      500                       0

-------------------------------------------------------------------------------------------------------------------------------

                                                     /s/ D. Ray Booker
                                                     ---------------------------
                                                     D. Ray Booker, Director

Person to contact about this filing:

         William R. Miller, Jr.
         Telephone:  (503) 241-2300

PHONE:  (503) 965-2200
FAX:  (503) 378-4381                                     ARTICLES OF AMENDMENT - BUSINESS/PROFESSIONAL/NONPROFIT
--------------------------------------------------------------------------------------------------------------------------

                SECRETARY OF STATE                       CHECK THE APPROPRIATE BOX BELOW:
                CORPORATION DIVISION                     [ ]  BUSINESS/PROFESSIONAL CORPORATION
                256 CAPITOL ST., NE, SUITE 151                (COMPLETE ONLY 1, 2, 3, 4, 6, 7)
                SALEM, OR 97310-1327                     [ ]  NONPROFIT CORPORATION
                FILINGINOREGON.COM                            (COMPLETE ONLY 1, 2, 3, 4, 6, 7)

REGISTRY NUMBER:      031744-89
                  ------------------

In keeping with Oregon Statute 192.410-192.595, the information on the application is public record. We must release this information to all parties upon request and it may be posted on our website. For office use only. Please
Type or Print Legible in Black Ink.

1)       NAME OF CORPORATION PRIOR TO AMENDMENT: Aeromet, Inc.

2)       State the Article Number(s) and set forth the Article(s) as it is amended to read. (Attach a separate sheet if necessary.)

"ARTICLE I: The name of this corporation is L-3 Communications Aeromet, Inc. and its duration shall be perpetual."

3)       The Amendment was Adopted on:  July 24, 2003

         (If more than one amendment was adopted, identify the date of adoption of each amendment.)

                     BUSINESS/PROFESSIONAL CORPORATION ONLY

4)       Check the Appropriate Statement

         [X] Shareholder action was required to adopt the amendment(s). The vote was as follows:

         ------------- ----------- ---------- ----------- -----------
                                     Number
                                   of Votes               Number of
           Class or    Number of   Entitled   Number of     Votes
          Series of      Shares      to be      Votes       Cast
            Shares     Outstanding    Cast     Cast FOR    AGAINST
         ------------- ----------- ---------- ----------- -----------
         Common        500         500        500         0
         ------------- ----------- ---------- ----------- -----------

         [ ]      Shareholder action was not required to adopt the amendment(s).
                  The amendment(s) was adopted by the board of directors without shareholder action.

         [ ]      The corporation has not issued any shares of stock.
                  Shareholder action was not required to adopt the amendment(s).
                  The amendment(s) was adopted by the incorporators or by the board of directors.

                           NONPROFIT CORPORATION ONLY

5)       Check the Appropriate Statement

         [ ]      Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

         [ ]      Membership approval was required. The membership vote was as follows:

         ------------ ----------- ---------- ----------- -----------
                                     Number
                       Number of    of Votes               Number of
          Class(es)     members     Entitled   Number of     Votes
           entitled    entitled      to be       Votes       Cast
           to vote      to vote       Cast      Cast FOR    AGAINST
         ------------- ----------- ---------- ----------- -----------

         ------------- ----------- ---------- ----------- -----------

6)       Execution
         Printed Name                      Signature                     Title

         Christopher C. Cambria            /s/ Christopher C. Cambria  Secretary
         -----------------------------------------------------------------------

7)       Contact Name (To resolve questions with this filing.)         Daytime Phone Number (include area code)
         -----------------------------------------------------         ----------------------------------------

         Domenica Karbid                                               (212) 805-5790
         -----------------------------------------------------         ----------------------------------------